EXHIBIT 10.17

Date:	As of November 28, 2005
Yorba Linda, CA

Up To NINE HUNDRED THOUSAND DOLLARS ($900,000.00)

LOAN PROMISSORY NOTE

Whereas David Morse (holde4r of the December 12, 2002 UCC-1 filing) agrees to assign all Intellectual Property and Trade Mark rights and privileges to PocketFinder, Inc., in consideration of receipt of this Promissory Note (the “Note”) as the terms set forth herein:

FOR VALUE RECEIVED, PocketFinder Inc., a California Corporation promises to pay David M. Morse, whose address is 25372 Mustang Dr., Laguna Hills, CA (hereinafter “Holder”) at such place as the Holder may designate, the principal sum of up to NINE HUNDRED THOUSAND DOLLARS (US$900,000), together with interest from this date of issuance until paid in full as set forth below.

1.           Payments:

a.           Payment of the principal shall be made as follows:  Holder shall receive principal, interest and costs incurred for this loan established through holder’s personal Prudential/Wachovia investment Margin Account.  If stocks, bonds, mutual funds or other securities are liquidated to satisfy this margin account, PocketFinder agrees to reimburse holder for any loss, with interest, of securities value or penalties incurred from date sold to the date wherein this note is met.

b.           This note will not become due until PocketFinder, Inc. attains financial stability, defined as strong revenue generation and cash flow that will sustain incremental payments, against this note.  Up to twelve (12) quarterly payments may be made to fulfill payment of this note.

c.           All payments received will be applied first to accrued interest and then to the unpaid principal balance hereof.

d.           This note is secured by the UCC-1 filed in the State of California on December 12, 2002 and includes all IP, TM, ongoing R&D, and all other assets owned by the company.

2.           Prepayment:  this note may be prepaid in whole or in part of any designated payment due without premium or penalty.

3.           Interest rate:  Simple interest at a rate of 8% per annum.

4.           Lawful money:  all payments made hereunder, including principal and interest, are payable in lawful money of the United States of America.

5.           Events of Default:  if the Company fails to make any payment of principal, interest, or fee on or before September 2008, then holder may demand payment or secure assets outlined in the UCC-1 filing referenced.  Furthermore, if Note is not paid in full by September 2011, the Holder has the rights to all assets described herein and secured by the Decembe 12, 2002 UCC-1 filing.

6.           Amendments Modifications and Waivers:  No change or modification to this Note shall be considered valid and enforceable unless it is in writing and signed by Holder and PocketFinder, Inc.  No purported or alleged waiver of any provision of the Note shall be valid or effective unless the modification or waiver is in writing and is signed by the party against whom it is sought to be enforced.

7.           Restrictions on Assignment and Transfer:  This Note may only be assigned or transferred by the Holder, to any other person or entity with the written consent of Company, which consent may be withheld for any reason.

8.           Successors and Assigns:  this Note and all of its provisions hereof and the amendments, waivers, or modifications made pursuant to the conditions set forth shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, and successors and assigns.  Any successor, assign or transferee of Holder shall be deemed a Holder under this Note.

11.         Governing Law:  this Note shall be deemed to be a contract made under the laws of California, and for all purposes shall be governed by and construed in accordance with the laws of Orange County, CA, without regard to its principles of conflicts of law.

In witness thereof, the undersigned have executed this instrument

/s/ David Morse	/s/ Joseph Scalisi
Holder	Joseph Scalisi, President, PocketFinder Inc.

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